UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2008

WORLD FUEL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-9533	59-2459427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 N.W. 41st Street, Suite 400 Miami	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2008, the Board of Directors of World Fuel Services Corporation (the “Company”) approved an amendment and restatement of the Company’s By-Laws, which changes were effective upon approval. The following is a summary of the amendments.

Annual Meeting. The By-Laws were amended to remove the language requiring the Company to hold an annual stockholder meeting no later than 13 months after the last annual stockholder meeting. [Article I, Section 1]

Special Meeting. The special meeting provisions were amended to (i) clarify that only business specified within the special meeting notice may be conducted at a special meeting; (ii) provide that the Company has thirty days to notify stockholders of a special meeting request and that the special meeting will be held no less than ten and no more than sixty days following such notice; (iii) provide for certain limited circumstances under which a special meeting request would be void; (iv) require stockholders to include in their request for a special meeting a statement of the specific purpose of the meeting and the reasons for conducting such business, the stockholder’s interest in such business and specified information about their ownership of the Company’s securities and certain information regarding the proposal or director nominee, as the case may be, and update such information in a timely manner if such information changes before the meeting; (v) provide the Chairman of the meeting the power to determine whether requests were made in accordance with the By-Laws; (vi) provide stockholders a method to revoke requests; and (vii) require that the stockholder(s) who requested such meeting, or a qualified representative, be present at the special meeting in order for the proposal or nomination to be considered. [Article I, Section 2]

Methods of Communication; Householding. The By-Laws were amended to allow the Company (i) to transmit notices to stockholders by any form of communication permitted by the Florida Business Corporation Act (the “FBCA”), including by electronic transmission, and (ii) to send a single notice to multiple stockholders who share the same address if such stockholders consent. [Article I, Section 4]

Advance Notice. Three sections were added to the By-Laws to include advance notice provisions which are intended to assure that stockholders and the Company have a reasonable opportunity to consider nominations and other business proposed to be brought before a meeting of stockholders and to allow for full information to be distributed to all stockholders. The advance notice provisions (i) establish that only such business shall be conducted as shall have been brought before the meeting pursuant to the Company’s notice of the meeting, at the direction of the Board, or by any stockholder who has complied with the By-Law requirements; (ii) specify deadlines for stockholders to submit notice of director nominations and other business to the Company; (iii) require stockholders to provide specified information about their ownership of the Company’s securities, proposed director nominees and other proposed business and to update such information in a timely manner if such information changes before the meeting; (iv) provide the Chairman of the meeting the power to determine whether the proposed nomination or business was made in accordance with the By-Laws; and (v) require a stockholder nominating a director or presenting a proposal to attend the stockholder meeting and present such nomination or proposal in person or send a qualified representative. The advance notice provisions also explain that the advance notice process is separate from the Rule 14a-8 stockholder proposal process under the federal proxy rules.

Pursuant to these advance notice provisions, any stockholder who intends to present other business (not including a proposal submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8) or nominate a director at the 2009 Annual Meeting must deliver a notice to the Secretary of the Company no earlier than the close of business on February 3, 2009 and no later than the close of business on March 5, 2009. The notice must comply with the applicable requirements of the By-Laws, which are attached hereto as Exhibit 3.1. Stockholder proposals submitted pursuant to Rule 14a-8 must be received by the Company no later than December 30, 2008 in order to be considered for inclusion in the Company’s proxy materials for the 2009 Annual Meeting. [Article 1, Sections 6-8]

Stockholder Voting. The By-Laws were amended to make the voting requirements for approving an action conform to those in the FBCA. [Article I, Section 11]

Electronic Proxies. The By-Laws were amended to allow stockholders to submit proxies electronically. [Article I, Sections 12-13]

Election of Officers. The By-Laws were amended to clarify that only the Board of Directors, and not the stockholders, can elect officers. [Article III, Section 3]

Other Amendments. In addition to the changes described above, the Bylaws include certain non-substantive clarifying or conforming changes.

The foregoing description of the amendments to the By-Laws set forth above is qualified in its entirety by reference to the full text of the By-Laws which is filed as Exhibit 3.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	By-Laws, amended and restated as of November 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 20, 2008	World Fuel Services Corporation

/s/ R. Alexander Lake
R. Alexander Lake
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
3.1	By-Laws, amended and restated as of November 14, 2008.